Exhibit 99.1

ASCENT CAPITAL GROUP ANNOUNCES DATE OF SPECIAL MEETING OF STOCKHOLDERS

ENGLEWOOD, Colo., - July 25, 2019 (GLOBE NEWSWIRE) - Ascent Capital Group, Inc. (“Ascent”) today announced that a special meeting of stockholders of Ascent will be held on Wednesday, August 21, 2019, at 10:00 a.m., Mountain Time, at the corporate offices of Ascent, 5251 DTC Parkway, Second Floor Conference Room, Greenwood Village, Colorado 80111. The purpose of the special meeting will be to consider and vote upon a proposal to approve the adoption of the Agreement and Plan of Merger, dated as of May 24, 2019, by and among Monitronics International, Inc. (“Monitronics”) and Ascent, pursuant to which Ascent will merge with and into Monitronics substantially concurrently with the restructuring of Monitronics, with Monitronics continuing as the surviving company, and certain other related matters. Ascent stockholders of record as of 5:00 p.m., New York City time, on July 5, 2019, the record date for the special meeting, will be entitled to receive notice of the special meeting and vote at the special meeting.

About Ascent and Monitronics

Ascent Capital Group, Inc. (OTC: ASCMA, ASCMB) is a holding company whose primary subsidiary is Monitronics, one of the largest home security and alarm monitoring companies in the U.S. Headquartered in the Dallas-Fort Worth area, Monitronics secures approximately 900,000 residential and commercial customers through highly responsive, simple security solutions backed by expertly trained professionals. The company has the nation’s largest network of independent authorized dealers - providing products and support to customers in the U.S., Canada and Puerto Rico - as well as direct-to-consumer sales of DIY and professionally installed products. For more information on Ascent, see http://ir.ascentcapitalgroupinc.com.

Investor Contact

Erica Bartsch
Sloane & Company
212-486-9500
ebartsch@sloanepr.com

Media Contact

Sarah Rosselet
FTI Consulting Inc.
312-428-2638
Sarah.Rosselet@fticonsulting.com